UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 26, 2013

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2013, Radian Group Inc. (the “Company”) increased the size of and priced underwritten public offerings of its 2.25% Convertible Senior Notes due 2019 (the “Notes”) and 34 million shares of its common stock, par value $0.001 per share (the “Shares”).

Notes Offering

In connection with the offering of Notes, on February 26, 2013, the Company entered into an underwriting agreement (the “Notes Underwriting Agreement”) with Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters named on Schedule A thereto (the “Notes Underwriters”), relating to the sale by the Company of $350 million principal amount of its Notes and the grant to the Notes Underwriters of an option to purchase up to an additional $50 million principal amount of Notes (the “Notes Offering”). The Notes Underwriting Agreement contains other terms and conditions, including indemnification rights and obligations of the parties thereto, that are generally customary for transactions of this nature. The foregoing description of terms of the Notes Underwriting Agreement is qualified in its entirety by reference to the Notes Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

The Notes will be issued under a base indenture between the Company and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture. The Notes will be the Company’s unsecured senior obligations. The Notes will pay interest semi-annually on March 1 and September 1 at a rate of 2.25% per year, and will mature on March 1, 2019. Prior to December 1, 2018, the Notes will be convertible only upon specified events and during specified periods and, thereafter, at any time. The Notes will initially be convertible at a conversion rate of 94.3396 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $10.60 per share of common stock. The conversion rate will be subject to adjustment upon certain events. Upon conversion, the Company may choose to pay or deliver, as the case may be, either cash, shares of common stock or a combination of cash and shares of common stock. The Company may not redeem the Notes prior to March 8, 2016. At any time on or after March 8, 2016, the Company may redeem all or part of the Notes, but only if the last reported sale price of its common stock for 20 or more trading days (whether consecutive or not) in a period of 30 consecutive trading days, ending on, and including, the trading day prior to the date the Company provides notice of redemption, exceeds 130% of the conversion price in effect on each such trading day. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The net proceeds from the Notes Offering, after deducting the Notes Underwriters’ discounts and commissions and estimated offering expenses, are expected to be approximately $341.3 million (or approximately $389.8 million if the Notes Underwriters exercise in full their option to purchase additional Notes). No underwriting discount will be paid to the Notes Underwriters with respect to $75 million principal amount of Notes purchased in the Notes Offering by an investor identified by the Company.

Common Stock Offering

In connection with the offering of Shares, on February 26, 2013, the Company entered into an underwriting agreement (the “Stock Underwriting Agreement”) with Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters named on Schedule A thereto (the “Stock Underwriters”), relating to the public offering by the Company of 34 million Shares and the grant to the Stock Underwriters of an option to purchase up to an additional 5.1 million Shares (the “Stock Offering”). The Stock Underwriting Agreement contains other terms and conditions, including indemnification rights and obligations of the parties thereto, that are generally customary for transactions of this nature. The foregoing description of terms of the Stock Underwriting Agreement is qualified in its entirety by reference to the Stock Underwriting Agreement, which is filed as Exhibit 1.2 to this Current Report and is incorporated herein by reference.

The net proceeds from the Stock Offering, after deducting the Stock Underwriters’ discounts and commissions and estimated offering expenses, are expected to be approximately $260.7 million (or approximately $299.5 million if the Stock Underwriters exercise in full their option to purchase additional Shares). No underwriting discount will be paid to the Stock Underwriters with respect to 5 million Shares purchased in the Stock Offering by an investor identified by the Company.

Other Information

Each of the Notes Offering and the Stock Offering (together, the “Offerings”) was made under a prospectus supplement and the accompanying prospectus filed with the Securities and Exchange Commission pursuant to the Company’s existing and effective shelf registration statement filed on Form S-3 (File No. 333-183196). The Offerings are expected to close on March 4, 2013, subject to customary closing conditions.

The Company intends to use the net proceeds from the Offerings to fund working capital requirements and for general corporate purposes, including additional capital support for its mortgage insurance business.

Item 8.01.	Other Events.

On February 27, 2013, the Company issued a press release announcing that it had increased the size of and priced the Offerings described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of February 26, 2013 by and among the Company, Morgan Stanley & Co. LLC, Goldman, Sachs & Co. and the other underwriters named on Schedule A thereto (2.25% Convertible Senior Notes due 2019 of the Company)

1.2	Underwriting Agreement dated as of February 26, 2013 by and among the Company, Morgan Stanley & Co. LLC, Goldman, Sachs & Co. and the other underwriters named on Schedule A thereto (Common Stock of the Company)

99.1	Press release dated February 27, 2013

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: February 27, 2013	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of February 26, 2013 by and among the Company, Morgan Stanley & Co. LLC, Goldman, Sachs & Co. and the other underwriters named on Schedule A thereto (2.25% Convertible Senior Notes due 2019 of the Company)

1.2	Underwriting Agreement dated as of February 26, 2013 by and among the Company, Morgan Stanley & Co. LLC, Goldman, Sachs & Co. and the other underwriters named on Schedule A thereto (Common Stock of the Company)

99.1	Press release dated February 27, 2013